UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2014

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d) On January 23, 2014, effective immediately, the Board of Directors (the “Board”) of Perceptron, Inc. (the “Company”) appointed Mr. C. Richard Neely, Jr. to the Company’s Board of Directors. Also effective immediately, Mr. Neely was also appointed to the Board’s Audit Committee replacing Mr. W. Richard Marz, and as the Chairman of the Audit Committee, replacing Mr. Robert S. Oswald. A copy of the Company’s press release dated January 27, 2014 announcing the appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Mr. Neely, age 59, has been Senior Vice President, Chief Financial Officer at Intermolecular, Inc., an intellectual property development and services company since October 2013. Prior to joining Intermolecular, Mr. Neely was Executive Vice President and Chief Financial Officer at Tessera Technologies Inc. from August 2012 to June 2013, a company that develops, invests in, licenses and delivers innovative miniaturization technologies and products for next-generation electronic devices. Prior to joining Tessera, Mr. Neely served as Chief Financial Officer and Vice President of Supply Chain at Livescribe, Inc. from February 2011 to August 2012, Senior Vice President, Chief Financial Officer at Monolithic Power Systems, Inc. from 2005 to January 2011, Chief Financial Officer at NuCORE Technology, Inc. from 2002 to 2005, Vice-President, Finance and Corporate Controller at Synopsys, Inc. from 1998 to 1999, Vice-President, Finance and Corporate Controller at Heartport, Inc. from 1996 to 1998 and Director and Controller at Advanced Micro Devices, Inc. from 1980 to 1996.

Mr. Neely holds a bachelor’s degree in economics from Whitman College, and an MBA from the University of Chicago. He served on the board of Aviza Technology, Inc., a semiconductor equipment supplier, for several years as chairman of the Audit Committee.

There are no family relationships among Mr. Neely and any of our directors or executive officers and, other than as set forth herein, there are no arrangements or understandings between Mr. Neely and any other persons pursuant to which Mr. Neely was appointed as a director of the Company. There have been no transactions or proposed transactions regarding Mr. Neely that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On January 23, 2014, effective February 3, 2014, the Management Development, Compensation and Stock Option Committee (the “Compensation Committee”) of the Company’s Board awarded Mr. Neely 8,000 non-qualified options to purchase shares of the Company’s Common Stock, under the 2004 Stock Incentive Plan (“2004 Stock Plan”) to be issued on the current form of the Non-Qualified Stock Option Agreement Terms for Directors that was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed August 10, 2006 with the Securities and Exchange Commission. The options will become exercisable in four equal annual installments beginning February 3, 2015 at an exercise price equal to the fair market value of the Company’s Common Stock as of February 3, 2014, expiring ten (10) years from grant date.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

C.	Exhibits.

	Exhibit No.	Description

	99.1	Press Release dated January 27, 2014 announcing the appointment of C. Richard Neely, Jr. to the Board of Directors of Perceptron, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.
Registrant)

Date: January 27, 2014	/s/ David W. Geiss
By: David W. Geiss
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated January 27, 2014 announcing the appointment of C. Richard Neely, Jr. to the Board of Directors of Perceptron, Inc.